                                                                   Exhibit 10.16

                  CONTRACT FOR LICENSE OF MEDRITE SOFTWARE AND
                  --------------------------------------------
                              SUPPORT ARRANGEMENTS
                              --------------------


                  THIS AGREEMENT, shall be effective on the lst day of February, 1994, by and between MEDICAL RECORDS CORP, a OHIO corporation with its principal place of business at 3637 Green Road, Cleveland Ohio, 44122, (hereinafter referred to as "MRC") and CRESCENDO SYSTEMS CORPORATION, a Canadian corporation with its principal place of business at 5305 Notre Dame West, Suite 206, Laval, Quebec, H7W 4T8, (hereinafter referred to as "CRESCENDO").


                                   WITNESSETH:

                  WHEREAS, MRC is in the business of providing transcription services for the medical industry; and

                  WHEREAS, CRESCENDO has developed certain software copyrighted under the name "MEDRite(R)" which MRC has proven to be of significant use to MRC's business; and

                  WHEREAS, MRC wishes to license the MEDRite(R) software from CRESCENDO under the terms of this Contract and CRESCENDO is willing to grant a license on such terms; and

                  WHEREAS, the parties acknowledge that MEDRite(R) software is currently in use by MRC, other transcription services and hospitals and that it meets the intended purpose; and

                  WHEREAS, CRESCENDO's corporate strategy is to continually develop and enhance MEDRite(R) so that it gains wider acceptance; and

                  WHEREAS, CRESCENDO is willing to provide support services necessary to modify and update the MedRite(R) software to maximize its effectiveness for MRC's business; and

                  WHEREAS, MRC is willing to assist CRESCENDO in the further development of the MEDRite(R) software providing marketing input, offering suggestions and comments for further improvement and providing resources to test and evaluate new developments; and

                  WHEREAS, both parties wish to make certain arrangements to protect CRESCENDO's ownership rights to MEDRite(R) as well as to protect confidential business information and trade secrets of both companies and their clients;

                  NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and promises contained in this Contract, the parties hereto agree and contract as follows:

                                    ARTICLE I
                                    ---------
                                   DEFINITIONS
                                   -----------

         1.     DEFINITIONS.  The following definitions apply to this Contract:

                  A. "Copyright Notice" means certain notices which are reflected on all registered copies of the subject software. The copyright notice specifies that CRESCENDO has copyrighted the MEDRite(R) software and that all rights not expressly granted under this Contract are reserved by CRESCENDO. Unauthorized copying of the MEDRite(R) software, including MEDRite(R) software that has been modified, merged or included with other software, or of the accompanying written materials, is expressly forbidden.

                  B. "Registered Copy" means the original MEDRite(R) disks transferred to MRC and all copies made of those disks pursuant to this Contract.

                  C. "Software" refers to the MEDRite(R) program developed by CRESCENDO and all modifications, updates and extensions of that program.

                  D. "Transcription Station" means any of office MRC and any home occupied by an employee or independent contractor of MRC used for the purpose of transcribing medical data and related services. The term shall further include stations for network file servers print servers, communication servers, fax servers, management and supervisor's stations and client facilities (hospitals, clinics, doctor's offices and the like) operated or supervised by MRC.

                                   ARTICLE II
                                   ----------
                                LICENSE AGREEMENT
                                -----------------

                  1. LICENSE FOR USE. CRESCENDO hereby grants MRC, and its successors and subsidiaries (listed herein), a non-exclusive license to use the MEDRite(R) software, together with any and all modifications, updates and extensions of that software that have been or may hereafter be created, as they relate to Medical Transcription, including but not limited to electronic signature, HL7 interfacing and optical archival. MRC specifically acknowledges that CRESCENDO may market the software and any modifications and updates thereof to other businesses, including business that may compete against MRC. CRESCENDO covenants and agrees that it will not market the software or any modifications or updates in such a manner as to place MRC at a competitive disadvantage.

         Nothing herein shall limit the right of MRC to utilize software, materials or procedures offered by competitors of CRESCENDO; provided, however that



-------------------------------------------------------------------------------

CRESCENDO makes no warranty that such competitor's programs will be compatible with the software licensed hereunder.

                  2. USE AT TRANSCRIPTION STATIONS. MRC agrees that only its employees and independent contractor's shall be permitted to use MEDRite(R) for the purpose of transcribing reports. MRC further agrees that each client facility at which MRC installs a copy of MEDRite(R) is to be registered with MRC. It is further agreed between the parties that any MRC Client having access to use MEDRite(R) shall be required, as a prerequisite thereof, to have signed and delivered to MRC a non-disclosure agreement, which clearly states that the software is only to be used to manage those files completed by MRC for the Client within the scope of its retainer.

                  MRC and its employees and independent contractors may use the MEDRite(R) software at any of its transcription stations.

                  3. COPIES OF SOFTWARE; RESTRICTION ON USE. Unauthorized copying of the software, including forms of the software that may have been modified, merged or included with other software, is expressly forbidden. MRC may not modify the software in any way without the expressed written permission of CRESCENDO. MRC may not allow any other person or entity to copy the MEDRite(R) software or accompanying documentation. MRC may not give, sell or otherwise distribute the MEDRite(R) software or accompanying documentation to any other person or entity.

                  CRESCENDO shall supply MRC with diskettes at its own cost, excluding shipping, duties and taxes, for each MRC office covered by this agreement. Each set of diskettes shall include the MEDRite(R) program, including the FAX interface, in an "Unlimited Network User Version", "Remote User Version" and "Standalone Version", in addition to the "Medical Word List" and "Main Frame Download Program" diskette. Each set shall contain five diskettes, serialized to reflect the MRC office number destined to install the program. Each MRC office must only make use of MEDRite(R) software which correctly reflects their office number. MRC shall be permitted to copy or download the software for use by authorized remote users and Clients.

                  4. INSTALLATION. CRESCENDO is responsible for providing the initial medium (floppy diskette) for transfer of the software. The risk of loss or failure of the transfer medium is on CRESCENDO until such time as the software is installed and functioning properly. CRESCENDO shall deliver to MRC the sets of diskettes containing the MEDRite(R) software, together with one set of documentation for each set of diskettes, within ten (10) days of the signing of this contract. MRC shall have the right to make additional copies of the documentation, at its own expense, as needed for use at its various transcription stations.

                  MRC shall furnish appropriate IBM compatible PCs, at its expense for installation of the software. CRESCENDO is not responsible for the condition of the hardware, either during or after the installation of the software. However, CRESCENDO acknowledges that it is familiar with the hardware utilized by MRC and hereby warrants that the software is compatible


-------------------------------------------------------------------------------
                                                                          Page 3
with MRC's hardware and will run on that hardware. MRC is responsible for installing all the software on its hardware and making it operational.

                  5. TRAINING. CRESCENDO has trained MRC head office personnel in the use and operation of the software. CRESCENDO shall also provide training in the use and operation of any modifications, updates or extensions of the software that may be developed from time to time. This training shall be provided at no charge to head office personnel at CRESCENDO's facilities in Laval, Quebec, and at CRESCENDO discretion.

                  6. WARRANTY OF TITLE; COPYRIGHT INFRINGEMENT. CRESCENDO warrants that it has good title to the software and the right to license its use to MRC.

                  MRC shall promptly notify CRESCENDO of any action or claim alleging that the software or MRC's use of the software violates the trade secret, trademark, copyright, patent or other proprietary rights of any other party, and further agrees to cooperate with CRESCENDO in the investigation and resolution of the action or claim.

                  If CRESCENDO is so notified of a claim involving title or use of the software, CRESCENDO shall indemnify and hold MRC harmless against any and all such claims and shall defend same at its expense and shall pay any costs and damages awarded, provided that CRESCENDO shall have sole control of the defense of any action and all negotiations for its settlement or compromise.

                  CRESCENDO shall not be required to indemnify MRC against damages arising from MRC's independent modification or conversion of the software or for any use of the software after the termination of this contract.

                  At any time during the course of the litigation arising out of a claim of infringement of a trade secret, United States patent or copyright or other proprietary right, or, if in CRESCENDO's opinion the software is likely to become the subject of such a claim, CRESCENDO shall, at its option and expense, either procure for MRC the right to continue using the software, replace or modify the software so that it becomes noninfringing.

                  7. WARRANTY; FITNESS OF USE. In the event that a programming error attributable to CRESCENDO is found to exist in the software, then CRESCENDO shall provide the services necessary to remedy such programming error, either by replacing the software or by taking other appropriate action. CRESCENDO shall use due diligence to correct all faults rated priority one or two, which are deemed to mean "determined to cause major inconvenience, system crashes, unexpected or incorrect results". All replaced programs shall become the property of CRESCENDO on an exchange basis. THIS WARRANTY WILL NOT APPLY IF SUCH ERROR CORRECTION IS REQUIRED BECAUSE OF MISUSE OR ALTERATION OF PRODUCT BY MRC OR CAUSES OTHER THAN ORDINARY USE. Repair services will be rendered during normal business hours, CRESCENDO shall have full and free access to the computer equipment, software and printouts at MRC's place of business when performing such services.

-------------------------------------------------------------------------------
                                                                          Page 4

                  The warranties set forth in this Contract are in addition to and not in limitation of the service and training requirements set forth elsewhere in this Contract.

                  It is agreed for purposes of compliance with this paragraph, that CRESCENDO's documentation, and all modifications thereto, shall be utilized by the parties as the standard for specifications for the system requirements and functionality. The parties shall endeavour, if at all practicable, to use the documentation references to determine fault origination as to intended purposes versus perceived purpose.

                  8. LIMITATION ON DAMAGES. NEITHER CRESCENDO, NOR ANYONE ELSE WHO HAS BEEN INVOLVED IN THE CREATION, PRODUCTION, OR DELIVERY OF THIS PRODUCT SHALL BE LIABLE FOR ANY DIRECT, INDIRECT, CONSEQUENTIAL, OR INCIDENTAL DAMAGES (INCLUDING DAMAGES FOR LOSS OF BUSINESS INFORMATION PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, AND THE LIKE) ARISING OUT OF THE USE OR INABILITY TO USE SUCH PRODUCT.

                  9. PROPRIETARY RIGHTS. MRC acknowledges and agrees that the MEDRite(R) software and all updates, modifications and extensions of that software, including those updates, modifications and extensions created jointly with MRC's assistance, remain the property of CRESCENDO and may be copyrighted by CRESCENDO. MRC further acknowledges and agrees that the MEDRite(R) software and all updates, modifications and extensions of that software, including those updates, modifications and extensions created jointly with MRC's assistance, are trade secrets of CRESCENDO.

                  10. NON-DISCLOSURE. During the course of this contract and business relationship, CRESCENDO will have access to and become familiar with various trade secrets, including patient records, customer and supplier list and compilations of information, records and specifications, that are owned by MRC and that are vital importance to MRC's business. Crescendo shall not disclose any of these trade secrets, directly or indirectly, or use them in any way, either during the term of this Contract or at any later time, except as required in the course of its dealings with MRC. All patient records, data bases, files, records, documents, lists, and similar items relating to the business of MRC whether prepared by CRESCENDO or otherwise coming into CRESCENDO's possession, shall remain the exclusive property of MRC.

                                   ARTICLE III
                                   -----------
                                SUPPORT AGREEMENT
                                -----------------

                  1. SUPPORT AGREEMENT. CRESCENDO shall make its employees available for telephone consultations with MRC head office personnel to answer questions or resolve problems that may arise from the use of the software. Furthermore, this unlimited support shall include remote diagnostics and troubleshooting when required.

                  This support shall be provide Monday to Friday, from eight (8:00) a.m. to six (6:00) p.m. Eastern Standard Time, excluding statutory holidays. Response time shall be a

-------------------------------------------------------------------------------
                                                                          Page 5
maximum of two hours after receipt of call, except for cases that are beyond CRESCENDO's control (such as bad weather or "acts of God").

                  The support agreement also entities MRC to and covers the cost all updates and extensions to the software, excluding shipping, duties and taxes, and unique software development specifically requested by MRC.

                  2. COST. MRC shall pay CRESCENDO Ten Thousand Dollars US ($10,000.00US) per year for support of the software. This fee is due upon execution of this Contract and on each subsequent anniversary date of the Contract and upon receipt of invoice. MRC shall continue to pay the cost of this Support Agreement as long as this contract is enforced, as provided for in "Article V, Paragraph 2 - License Period".

                  3. EXCLUSIONS. This support agreement does not include replacement of data lost due to failure of hardware or software; MRC is advised to "back-up" all data on an alternative storage medium in order to avoid possible loss of data. This support agreement shall not apply if such program servicing is required because of misuse or alteration of the software by MRC or causes other than ordinary use.

                  4. WARRANTIES AND DAMAGES. Any replacement software or modifications produced under this support agreement are subject to the same warranties, rights of recovery, non-disclosure provisions and limitations on damages as the original software licensed hereunder.

                  5. SOFTWARE MODIFICATIONS. CRESCENDO shall provide the same program support for any modifications, updates or extensions of the software developed from time to time.

                  6. SOFTWARE UPDATES. Crescendo acknowledges that from time to time it will need to enhance and update the software so that it meets the ever evolving needs of the medical transcription industry. CRESCENDO, at its option may choose to undertake to modify or develop the software so that it meets the changing needs of the medical transcription industry. CRESCENDO shall not be limited to any particular platform, source code or database system in developing additional software.

                                   ARTICLE IV
                                   ----------
                              SOFTWARE DEVELOPMENT
                              --------------------

                  1. INTENT. Although MEDRite(R) is a complete product that addresses the current needs of medical transcription services, these needs are ever evolving. Needs may be changed by the addition of new clients, new requirements for interfacing with mainframe computers or other special requirements in the manner in which work is prepared and subsequently transmitted or communicated. It is therefore the intent of the parties to participate, one with the other, in developing additional transcription software and to modify existing software in order to better serve the needs of MRC in a competitive marketplace.
-------------------------------------------------------------------------------

                  CRESCENDO shall from time to time, develop products that address different requirements in the medical records field. These products which do not directly influence the transcribing or communication of reports are NOT covered by this agreement. These additional products, not covered herein include, digital voice recording or automated chart tracking and coding. CRESCENDO may offer these products to MRC under a separate agreement and MRC may choose to procure or license these products and services at some future time.

                  It is not the intent of the parties to this Contract to cooperate in technology fields outside of medicine. Nothing herein is intended to restrict CRESCENDO from independently pursuing development of software or hardware technology in those fields.

                  2. UNIQUE DEVELOPMENT. From time to time, MRC will advise CRESCENDO of the need for unique development in order to advance the software to better meet the needs of it's clients. CRESCENDO, at its option may choose to undertake to modify or develop the software so that it meets the changing needs of MRC. CRESCENDO covenants that it will respond to MRC in a prompt and forthright manner to each of its request for unique development. CRESCENDO also covenants that when it agrees to a modification or development of additional unique software specifically for MRC, it will employ its best efforts in a diligent manner to provide MRC with the results. CRESCENDO covenants that it will employ its best faith effort in a diligent manner to modify the software in accordance with MRC's directives.

                  CRESCENDO shall not be limited to any particular platform, source code or database system in developing additional software.

                  3: COST. The cost of developing and implementing unique software developments, specifically requested and appropriately approved by MRC, as referred to in "Article IV, Paragraph 2", will be borne solely by MRC. The cost shall be Thirty-Five Dollars US ($35.00US) per hour of development.

                  4. PROPRIETARY RIGHTS. All software developed under this agreement in cooperation with MRC shall be and remain the property of CRESCENDO subject to MRC's right of use.

                  5. LICENSE. MRC shall be entitled to a license to use any modifications, updates or extensions of the MEDRite(R) software under the same terms and conditions as the original license.

                  6. NON-DISCLOSURE. Any updated or modified software produced under this agreement is subject to the same warranties, rights of recovery, nondisclosure provisions and limitations on damages as the original software licensed hereunder.

                  7. INDEPENDENT CONTRACTOR. The parties agree that CRESCENDO shall perform its duties under this agreement as an independent contractor, not as an employee of MRC. CRESCENDO shall not have or claim any right arising from employee status.


-------------------------------------------------------------------------------
                                                                         Page 7

                                    ARTICLE V
                                    ---------
                         COMPENSATION AND LICENSE PERIOD
                         -------------------------------

                  1. COMPENSATION. As compensation for the use of the MEDRite(R) software, with the inclusion of Electronic Signature module and the two MRC Payroll and Billing reports, MRC shall pay CRESCENDO a total fee of Two Hundred and Fifty Thousand Dollars US ($250,000.00US).

                  MRC shall pay Fifty Thousand Dollars US ($50,000.00US) as an initial payment upon execution of this Contract. An additional seventeen (17) monthly payments of Eleven Thousand Seven Hundred and Sixty Four Dollars and Seventy Cents US ($11,764.70US), starting with the first day of the second month to cover the balance of the Two Hundred Thousand Dollars US ($200,000.00US).

                  MRC shall pay an additional Eight Thousand Dollars US ($8,000.00US) for future offices opened or acquired that are in addition to the forty-one (41) offices included in Attachment "A" of this Contract. For any additional offices opened or acquired between February 1, 1994 and July 31, 1995, amounts owned will only become due on August 1, 1995 at a rate of Eight Thousand Dollars US ($8,000.00US) per month starting on the first day of the nineteen month. For offices opened or acquired after July 31, 1995 that are in addition to the forty-one (41) offices included in Attachment "A" of this Contract, payment shall be upon receipt of invoice, though MRC shall be granted terms so that a maximum of Eight Thousand Dollars US ($8,000.00US) per month is paid. These payments shall continue until such time as all monies owned to Crescendo have been paid.

                  2. LICENSE PERIOD; TERMINATION. This contract shall remain in effect for a period of three (3) years after the effective date, subject to the terms of this agreement, and shall automatically renew for successive one (1) year periods unless terminated as provided herein by either party with ninety
(90) days advance written notice.

                  CRESCENDO may not terminate this agreement license except in the case of nonpayment by MRC or violation of copyright by MRC.

                  Following termination of the Contract and payment to CRESCENDO of all sums then due, the rights and duties of each party shall terminate, except for those duties with respect to non-disclosure and trade secrets. Termination of the license agreement also terminates the parties responsibilities under the support and software development portions of this Contract.

                                   ARTICLE VI
                                   ----------
                                ESCROW PROVISIONS
                                -----------------

                  1. ESCROW. Crescendo hereby agrees to negotiate an ESCROW agreement with MRC, that will allow for MRC to acquire the MEDRite source code, all associated software, development tools, development environment and all associated documentation (herein after referred to as "Source Code Materials") should Crescendo be adjudicated bankrupt and cease to operate, or should Crescendo or it's successors cease to support the MEDRite software as

-------------------------------------------------------------------------------
provided for in "Article II, Paragraph 7", "Article III, Paragraph 1" and "Article IV, Paragraph 5". The parties shall use a mutually agreeable and reputable ESCROW lawyer to conclude this provision. Crescendo shall update the "Source Code Materials" at least once each calendar year. Should this ESCROW agreement be executed MRC agrees that the acquired "Source Code Materials" may only be used for the purposes of supporting it's business of providing transcription services for it's clients.

                  2. TRAINING. Crescendo hereby agrees that under the terms of the ESCROW provision that it will provide training to two (2) qualified MRC employees in regards to the development methodology and development environments used by Crescendo's development staff, in regards to the MEDRite software. This training will be held at Crescendo's corporate offices and will be conducted by key development personnel. A review of the "Source Code Materials" held in ESCROW will be held at the same time. These training sessions are to be provided at least once each calendar year and shall continue as long as this contract is enforced, as provided for in "Article V, Paragraph 2 - License Period".

                  3. COST. The cost of the ESCROW agreement, the annual maintenance cost of the ESCROW agreement and the cost of the ESCROW training sessions shall be borne solely by MRC.

                                   ARTICLE VII
                                   -----------
                               GENERAL PROVISIONS
                               ------------------

                  1. Any controversy or claim arising out of or relating to this Contract shall be settled by arbitration conducted in accordance with the then current Rules of the American Arbitration Association (the "Association"), strictly in accordance with the terms of this Contract, and the substantive law of the State of Ohio. The arbitration shall be held in Cleveland, Ohio and shall be conducted by three (3) arbitrators. Each party shall select one (1) arbitrator and the two (2) nominees shall select the third arbitrator. At least one of the arbitrators shall be chosen from a panel of persons knowledgeable in data processing and business information systems, and at least one (1) of the arbitrators shall be an attorney. Judgment on an award rendered by the arbitrators may be entered and enforced in any court of competent jurisdiction. Neither party shall institute an arbitration proceeding until that party has furnished to the other party, by certified mail, at least ten (10) days prior to, written notice of its intent to do so.

                  Notwithstanding the foregoing provision, either party may apply directly to a Court of competent jurisdiction, without proceeding through arbitration, for an injunction, provided that the party must certify, under oath, that the other party's breach is such that an immediate injunction is required to preserve the status quo. Upon issuance of an injunction the Court may then refer the matter to arbitration under this provision.

                  2. The prevailing party shall be entitled to a reasonable attorney's fee together with the costs of any action brought in law or at equity to enforce the provisions of the License Agreement.


-------------------------------------------------------------------------------

                  3. Any notices required or permitted under this contract shall be made in writing to the party at the address shown at the beginning of this Contract or at any subsequent address that may be designated in writing from time to time by that party.

                  4. This Contract is governed by the laws of the State of Ohio. Venue shall be in the Cuyahoga County, Ohio.

                  5. This Contract shall be effective on February 1, 1994, provided that both parties have executed this agreement in writing.

                  6. This Contract constitutes the entire agreement of the parties and supersedes all prior arrangements and representations of the parties relating to the subject matter of this Contract.

                          EXECUTED by MRC this 7th day of February, 1994.

                                     MEDICAL RECORDS CORPORATION

                                     By: /s/ Herbert L. Marcus
                                         ---------------------------------------
                                         its, Vice President

                          EXECUTED by CRESCENDO this ____ day of February, 1994

                                     CRESCENDO SYSTEMS CORPORATION


                                     By:_______________________________________
                                        its, President

-------------------------------------------------------------------------------
                                                                        Page 10